DIAMOND HOME SERVICES, INC.
                           WAIVER TO CREDIT AGREEMENT


Harris Trust and Savings Bank            Bank of America National Trust and
Chicago, Illinois                          Savings Association
                                         Chicago, Illinois
LaSalle National Bank
Chicago, Illinois

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of April 20, 1998, as amended by that certain letter agreement dated as of April 23, 1998, that certain First Amendment dated as of August 13, 1998 and that certain Second Amendment (the "SECOND AMENDMENT") dated as of November 13, 1998 (such Credit Agreement as so amended being hereinafter referred to as the "CREDIT AGREEMENT"), and currently in effect by and among, Diamond Home Services, Inc., a Delaware corporation (the "BORROWER"), and you (the "BANKS"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Second Amendment waives the Borrower's noncompliance with the minimum EBITDA covenant set forth in Section 8.26(b) of the Credit Agreement. The effectiveness of this waiver is conditioned upon the effectiveness no later than December 31, 1998 (the "EXISTING AMENDMENT DEADLINE") of an amendment to the Credit Agreement (the "AMENDMENT TO RESET FINANCIAL COVENANTS") described in the Second Amendment. The Borrower hereby requests that the Banks (i) extend the Existing Amendment Deadline and (ii) waive any noncompliance by the Borrower as of December 31, 1998 with the Interest Coverage Ratio set forth in Section 8.25 of the Credit Agreement, and the Banks are willing to do so under the terms and conditions set forth in this Waiver.

         1. EXTENSION OF AMENDMENT DEADLINE. Effective upon the Borrower's acceptance of this Waiver in the space provided for that purpose below, the Banks hereby extend the Existing Amendment Deadline to January 20, 1999 (the "NEW AMENDMENT DEADLINE").

         2. WAIVER. The Borrower may not be in compliance with Section 8.25 of the Credit Agreement by virtue of the borrower's allowing the Interest Coverage Ratio to be less than 3.0 to 1.0 at the end of its fiscal quarter ending on or about December 31, 1998. The Borrower has requested that the Banks waive such noncompliance (if any) with Section 8.25. Accordingly, subject to the Borrower's acceptance of this Waiver in the space provided for that purpose below, and subject as well to the satisfaction of the conditions subsequent set forth below in this Section, the Banks hereby waive (subject to satisfaction of such conditions) compliance with such Section 8.25 as of the Borrower's fiscal quarter ending on or about December 31, 1998. Notwithstanding anything in this Waiver to the contrary, the waiver given in this Section is subject to, and its effectiveness is contingent upon, the effectiveness of the Amendment to Reset Financial Covenants no later than the New Amendment Deadline. If the Amendment to Reset Financial Covenants does not take effect before the New Amendment Deadline, this Waiver shall immediately have no further force and effect, and an Event of Default shall immediately exist under Section 9.1(b) of the Credit Agreement by virtue of the Borrower's noncompliance with such Section 8.25 as of any fiscal quarter of the Borrower ending after January 1, 1999 and also does not waive compliance with any other terms, conditions and provisions of the Credit Agreement.

         3. SECOND AMENDMENT FEE. The Banks agree to defer until the New Amendment Deadline the $168,750 balance of the Amendment Fee due and payable pursuant to the Second Amendment. The Borrower's failure to pay the balance of this Amendment Fee when due and payable shall constitute an Event of Default. No additional fee is due and payable in consideration of this Waiver.

         4. REPRESENTATIONS. In order to induce the Banks to execute and deliver this Waiver, the Borrower hereby represents to the Banks that as of the date upon which this Waiver becomes effective, after giving effect to this Waiver, the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement, as amended hereby, and no Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

         5. MISCELLANEOUS.

         5.01 Except as specifically waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Waiver need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as specifically waived hereby.

         5.02 This Waiver may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Waiver by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Waiver shall be governed by the internal laws of the State of Illinois.

         5.03 The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Banks in connection with the preparation, execution and delivery of this Waiver and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

Dated as of December 23, 1998

                                  DIAMOND HOME SERVICES, INC.


                                  By /s/
                                  Its Vice President and Chief Financial Officer

Accepted and agreed to in Chicago, Illinois as of the date and year last above written.

                                  HARRIS TRUST AND SAVINGS BANK


                                  By /s/
                                  Its Vice President



                                  LASALLE NATIONAL BANK


                                  By /s/
                                  Its Assistant Vice President



                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION (successor by merger to Bank of America Illinois)


                                  By /s/
                                  Its Senior Vice President